Exhibit 10.3

SAFE INSTRUMENT

(Simple Agreement for Future Equity)

THIS CERTIFIES THAT in exchange for the payment by [_________] (the “Investor”) of $[______] (the “Purchase Amount”) on or about [______] (the “Effective Date”), Nasus Pharma Ltd., a company incorporated in the state of Israel (C.R.# 516022712) (the “Company”), hereby issues to the Investor the right to certain shares of the Company, subject to the terms set forth below.

See Section 2 for defined terms.

This Safe instrument is part of a series of Safe instruments with substantially similar terms (each additional Safe instrument, together with this Safe instrument, shall be referred to herein collectively as the “Safes”) issued and/or to be issued by the Company to various additional investors (each additional investor, together with the Investor, shall be referred to herein collectively as the “Investors”), at any time after February 21, 2022, but prior to the consummation of the Company’s Equity Financing (as defined herein).

1.	Events

(a) Equity Financing. If there is an Equity Financing before the expiration or termination of this instrument, the Company will automatically issue to the Investor a number of Investor Shares equal to the Purchase Amount provided by the Investor divided by the Conversion Price. In connection with the issuance of Investor Shares by the Company to the Investor pursuant to this Section 1(a), the Investor will execute and deliver to the Company all transaction documents related to the Equity Financing; provided, that such documents are substantially the same documents to be entered into with the purchasers of the Standard Shares, with appropriate variations for the Investor Shares (if applicable).

(b) Liquidity Event. If there is a Liquidity Event before the expiration or termination of this Safe, the Investor shall be entitled to automatically receive from the Company such number of shares of the most senior class of shares of the Company equal to the Purchase Amount divided by the Liquidity Price. If any of the Company’s shareholders are given a choice as to the form and amount of Proceeds to be received in a Liquidity Event, the Investor will be given the same choice, provided that the Investor may not choose to receive a form of consideration that the Investor would be ineligible to receive as a result of the Investor’s failure to satisfy any requirement or limitation generally applicable to the Company’s shareholders, or under any applicable laws.

(c) Dissolution Event. If there is a Dissolution Event before the termination of this Safe, the Investor will automatically be entitled to receive a portion of proceeds equal to the Purchase Amount, due and payable to the Investor immediately prior to the consummation of the Dissolution Event. The Purchase Amount will be (i) junior to and paid after the payment of outstanding indebtedness and creditor claims, (ii) on par with payments for other Safes and/or Preferred Shares, and if the applicable Proceeds are insufficient to permit full payments to the Investor and such other Safes and/or Preferred Shares, the applicable Proceeds will be distributed pro rata to the Investor and such other Safes and/or Preferred Shares in proportion to the full payments that would otherwise be due, and (iii) prior and in preference to any distribution of any of the assets of the Company to holders of Ordinary Shares by reason of their ownership thereof. If immediately prior to the consummation of the Dissolution Event, the assets of the Company legally available for distribution to the Investor and all holders of all other Safes (the “Dissolving Investors”), as determined in good faith by the Company’s board of directors, are insufficient to permit the payment to the Dissolving Investors of their respective Purchase Amounts, then the entire assets of the Company legally available for distribution will be distributed with equal priority and pro rata among the Dissolving Investors in proportion to the Purchase Amounts they would otherwise be entitled to receive pursuant to this Section 1(c).

(d) Conversion upon Maturity Date. In the event that the Purchase Amount shall not have been converted or repaid pursuant to the terms of this Safe prior to the Maturity Date, then on the Maturity Date the Company will automatically issue to the Investor such number of the Company’s then outstanding most senior shares equal to the quotient obtained by dividing the outstanding Purchase Amount by the Maturity Price.

(e) Termination. This instrument will automatically expire and terminate (without relieving the Company of any obligations arising from a prior breach of or non-compliance with this instrument) immediately upon the earliest to occur of: (i) the issuance of shares to the Investor pursuant to Sections 1(a), 1(b)(ii) or 1(d); or (ii) the payment, or setting aside for payment, of amounts due to the Investor pursuant to Section 1(c).

2.	Definitions

“Articles of Association” mean the Company’s Amended and Restated Articles of Association, as may be amended from time to time.

“Change of Control” means (i) a merger, consolidation or similar transaction or series of related transactions involving the Company, provided however, that in each case, as a result of such transaction the shareholders of the Company immediately prior to such transaction do not hold more than fifty percent (50%) of the voting securities of the Company (or the surviving or resulting entity) after giving effect to such transaction; provided however that shares of the surviving entity held by shareholders of the Company acquired by means other than as a result of the exchange and/or conversion of the shares of the Company for the shares of the surviving entity in such transaction, shall not be used in determining whether the shareholders of the Company own more than fifty percent (50%) of the shares of the surviving entity, but shall be used for determining the total number of issued and outstanding shares of such entity, (ii) the sale or exclusive license of all or substantially all of the Company’s intellectual property, or (iii) any other transaction as a result of which the control of the Company is transferred (i.e., the transfer of more than fifty percent (50%) of the shares or voting rights in the Company) except for a change of control resulting from a public offering of the Company’s shares or a change of control which occurs as a result of an investment transaction the primary purpose of which is to provide financing to the Company and in which the Company issues its securities in consideration solely for cash.

“Conversion Price” means the lowest price per share of the Standard Shares sold in the Equity Financing multiplied by the Discount Rate.

“Converting Securities” includes this Safe and other convertible securities issued by the Company, including but not limited to: (i) other Safes; (ii) convertible promissory notes and other convertible debt instruments; and (iii) convertible securities that have the right to convert into share capital of the Company.

“Discount Rate” means 60%.

“Dissolution Event” means (i) a voluntary termination of operations, or (ii) any other receivership, liquidation, dissolution or winding up of the Company (excluding a Liquidity Event), whether voluntary or involuntary.

“Equity Financing” means a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells shares at a fixed valuation, including but not limited to, a pre-money or post-money valuation.

“Initial Public Offering” means the closing of the Company’s first firm commitment underwritten initial public offering of its ordinary shares pursuant to a registration statement filed under applicable securities laws or the consummation of a SPAC Transaction.

“Investor Shares” means the shares of the most senior series of shares issued to the investor(s) in the Equity Financing, having the identical rights, privileges, preferences and restrictions as the shares of Standard Shares, other than with respect to: (i) the per share liquidation preference and the conversion price for purposes of price-based anti-dilution protection, as applicable, which will equal the Conversion Price; (ii) the basis for any dividend rights, which will be based on the Conversion Price, and (iii) certain rights, which may be specifically granted to the lead Investor in the Equity Financing or that are contingent upon a minimum shareholding threshold.

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“Liquidity Event” means a Change of Control or an Initial Public Offering.

“Liquidity Price” means the price per share equal to the fair market value of the most senior class of shares of the Company then outstanding at the time of the Liquidity Event, as determined by reference to the purchase price payable in connection with such Liquidity Event, multiplied by the Discount Rate.

“Maturity Capitalization” is calculated as of immediately prior to the Maturity Date, and (without double-counting):

●	Includes all issued and outstanding share capital of the Company;
●	Includes all issued and outstanding Options;
●	Excludes all Converting Securities; and
●	Excludes the Unissued Option Pool.

“Maturity Date” means fifteen (15) months following the Effective Date.

“Maturity Price” means the price per share equal to the Valuation Cap divided by the Maturity Capitalization.

“Options” includes options, restricted share awards or purchases, RSUs, SARs, warrants or similar securities, vested or unvested.

“Ordinary Shares” means Ordinary Shares of the Company, nominal value NIS 0.01 each. “Preferred Shares” means, if and when applicable, any Preferred Shares of the Company.

“SPAC Transaction” means an acquisition by or of, or a merger (including but not limited to a reverse triangular merger), consolidation, share exchange, share purchase or other business combination, involving a special purpose acquisition company and the Company, and resulting in any shares of the Company becoming publicly traded, or exchanged for shares in a publicly traded company.

“Standard Shares” means the shares of the most senior series of shares issued to the investors investing new money in the Company in the Equity Financing (and excluding for the avoidance of doubt, any shares issued upon (i) conversion of convertible loans and Safe instruments, and/or (ii) exercise of any preemptive rights that were provided by the Company to existing shareholders).

“Unissued Option Pool” means all shares that are reserved, available for future grant and not subject to any outstanding Options under any equity incentive or similar Company plan.

“Valuation Cap” is US$41,000,000.

3.	Company Representations

(a) The Company is duly organized and validly existing under the laws of the State of Israel, and has the power and authority to own, lease and operate its properties and carry on its business as now conducted.

(b) The execution, delivery and performance by the Company of this instrument is within the power of the Company and, other than with respect to the actions to be taken when equity is to be issued to the Investor, has been duly authorized by all necessary actions on the part of the Company. This instrument constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity. To the knowledge of the Company, it is not in violation of (i) its current Articles of Association, (ii) any material statute, rule or regulation applicable to the Company or (iii) any material indenture or contract to which the Company is a party or by which it is bound, where, in each case, such violation or default, individually, or together with all such violations or defaults, could reasonably be expected to have a material adverse effect on the Company.

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(c) To the Company’s knowledge, the performance and consummation of the transactions contemplated by this instrument do not and will not: (i) violate any material judgment, statute, rule or regulation applicable to the Company; (ii) result in the acceleration of any material indenture or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any lien upon any property, asset or revenue of the Company or the suspension, forfeiture, or nonrenewal of any material permit, license or authorization applicable to the Company, its business or operations.

(d) No consents or approvals are required in connection with the performance of this instrument that have not otherwise been received prior to the Effective Date.

4.	Investor Representations

(a) The Investor has full legal capacity, power and authority to execute and deliver this instrument and to perform its obligations hereunder. This instrument constitutes valid and binding obligation of the Investor, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b) The Investor is a qualified investor as such term is defined in section 15a(b)(1) of the Israeli Securities Law, 5728-1968 and an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act of 1933. The Investor has been advised that this instrument and the underlying securities have not been registered under any securities laws and, therefore, cannot be resold unless they are registered under the applicable securities laws or unless an exemption from such registration requirements is available. The Investor is purchasing this instrument and the securities to be acquired by the Investor hereunder, for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time.

(c) The Investor acknowledges that it is not relying upon any shareholder or other investors in a Safe in making its investment or decision to enter into this instrument. The Investor agrees that neither any shareholder or other investors in a Safe nor the respective controlling persons, officers, directors, partners, agents, or employees of any of such shall be liable to the Investor for any action heretofore taken or omitted to be taken by any of them in connection with the entering into of this instrument.

5.	Miscellaneous

(a) Any provision of this Safe may be amended, waived or modified (either prospectively or retroactively and either generally or in a particular instance) by written consent of the Company and either (i) the Investor or (ii) the majority-in-interest of all then-outstanding Safes (which shall be effective with respect to all of the Investors) (the “Investors’ Majority”); provided, however, that the Investors’ Majority may not – without the consent of the other relevant Investors - agree to any amendment which increases the liability of any other Investor hereunder, which disproportionately decreases the rights of any other Investor vis-à-vis the majority in interest of the Investors or any other Investor or which disproportionately increases the rights of the majority in interest of the Investors or any other Investor vis-à-vis any other Investor. “Majority-in-interest” refers to the Investors investing a total Purchase Amount greater than 50% of the total Purchase Amount of all Safes.

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(b) Any notice required or permitted by this instrument will be deemed sufficient when delivered personally or sent by email to the relevant address listed on Schedule 1, or 5 days after being deposited in the mail as registered mail with postage prepaid, addressed to the party to be notified and with respect to the Company to Address: 29 Harakevet, Tel Aviv, Israel, Attention: Oren Elmaliah, email: Oren@atil.co.il and with respect to the Investor, the address listed on Schedule 1, all as subsequently modified by written notice.

(c) The Investor is not entitled, as a holder of this Safe, to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor will anything contained herein be construed to confer on the Investor, as a holder of this Safe instrument, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings, or to receive subscription rights or otherwise until shares have been issued upon the terms described herein.

(d) Neither this Safe nor the rights contained herein may be assigned, by operation of law or otherwise, by either party without the prior written consent of the other; provided, however, that this Safe instrument and/or the rights contained herein may be assigned without the Company’s consent by the Investor to any of its Permitted Transferee(s) (as defined in the Articles of Association); and provided, further, that the Company may assign this instrument in whole, without the consent of the Investor, in connection with a reincorporation to change the Company’s domicile.

(e) In the event any one or more of the provisions of this instrument is for any reason held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this instrument operate or would prospectively operate to invalidate this instrument, then and in any such event, such provision(s) only will be deemed null and void and will not affect any other provision of this instrument and the remaining provisions of this instrument will remain operative and in full force and effect and will not be affected, prejudiced, or disturbed thereby.

(f) All rights and obligations hereunder will be governed by the laws of the State of Israel, without regard to the conflicts of law provisions of such jurisdiction. The parties hereto agree to submit to the jurisdiction of the courts of Tel Aviv-Jaffa with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

(g) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or pdf. signatures of any party hereto shall constitute and be deemed an original signature.

(Signature page follows)

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IN WITNESS WHEREOF, the undersigned have caused this instrument to be duly executed and delivered.

Nasus Pharma LTD.

By:
Name:
Title:

INVESTOR:

[_______________]
By:
Name:
Title:

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Schedule 1

Investor’s Name	Address and email

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